Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

The following are the subsidiaries of WebMD Corporation:

Name	Jurisdiction of Incorporation

WebMD Corporation	Delaware
CareInsite Corporation	Massachusetts
Care Acquisition Corp.	Delaware
CareAgents, Inc.	Delaware
Med-Link Technologies, Inc.	Delaware
THINC Acquisition Corp.	Delaware
THINC, LLC (1%)	New York
THINC, LLC (99%)	New York
Envoy Corporation	Delaware
Envoy/ExpressBill, Inc.	Tennessee
Kinetra LLC	Delaware
IMS – Net of Arkansas, Inc.	Arkansas
IMS – Net of Central Florida, Inc.	Colorado
IMS – Net of Colorado, Inc.	Colorado
IMS – Net of Illinois, Inc.	Illinois
Illinois Medical Information Network, Inc.	Illinois
Minnesota Medical Communication Network, LLC	Colorado
National Electronic Information Corporation	Delaware
WebMD Clinical Services, LLC	Delaware
Healtheon Software India Pvt. Ltd.	India
Healtheon/WebMD Cable Corporation	Delaware
Healtheon/WebMD Internet Corporation	Delaware
HW International Holdings, Inc.	Delaware
WebMD International, LLC	Delaware
WebMD Canada Ventures, Inc.	Canada
WebMD UK Limited	England and Wales
HW Japan, Inc.	Delaware
LaPook Lear Systems, Inc.	New York
MDNX Acquisition Corp.	Florida
MedEAmerica Corporation	Delaware
Healthcare Interchange, Inc.	Missouri
MedE America Corporation of Ohio	Ohio
Medical Manager Health Systems, Inc.	Delaware
Adaptive Health Systems of Arizona, Inc.	Arizona
Medical Manager PCN, Inc.	Delaware
Benchmark Systems, Inc. of Louisiana	Louisiana
Medical Manager R & D	Florida
Medical Manager Sales & Marketing	California
Peachtree Associates, Inc.	Georgia
Preferred System Solutions, Inc.	Oklahoma
TouchPoint Software Corporation	Delaware
United Software Architects, Inc.	Texas

OnHealth Network Company	Washington
BabyData.com, Inc.	Delaware
Demand Management, Inc.	Colorado
Health Decisions International, LLC (30%)	Colorado
Health Decisions, Inc.	Delaware
Health Decisions International, LLC (70%)	Colorado
The Ornish Health Program, Inc.	California
PRX Holdings Corp.	Delaware
SNTC Holdings, Inc.	Delaware
Porex Holdings, Inc.	Delaware
Porex Bio Products, Inc.	Delaware
Porex Corporation	Delaware
Mupor Limited	England
Porex GmbH	Germany
Porex International, Inc.	Barbados
Porex Products Malaysia SDN, BHD	Malaysia
Porex Surgical, Inc.	Delaware
Porex UK Ltd.	England
Porex Medical Products, Inc.	California
SYN Healthcare Services, Inc.	California
SYNC Corp.	New Jersey
WebMD Domain Corp.	Delaware
WebMD, Inc.	Georgia
Endeavor Technologies, Inc.	Georgia
MMM Acquisition Company	Delaware
Medscape Portals, Inc.	Delaware
Telemedics, Inc.	Georgia
Wellmed, Inc.	Delaware